Exhibit 10.4

THE PANTRY, INC.

AWARD AGREEMENT

(Awarding Restricted Stock to Non-Employee Director)

THIS AWARD AGREEMENT (this “Agreement”) is dated as of the [Grant Date] (the “Grant Date”) by and between The Pantry, Inc., a Delaware corporation (the “Company”), and [Director] (“Participant”) pursuant to The Pantry, Inc. 2007 Omnibus Plan (the “Plan”). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

RECITALS:

A.       Participant is a member of the Board of Directors of the Company and the Company considers it desirable to give Participant an added incentive to advance the interests of the Company and its shareholders.

B.        The Company now desires to grant Participant shares of common stock of the Company, par value $.01 per share (the “Shares”) in the form of Restricted Stock, pursuant to the terms and conditions of this Agreement and the Plan.

AGREEMENT:

NOW, THEREFORE, in consideration of the covenants hereinafter set forth, the parties agree as follows:

1.         Grant of Restricted Stock. The Company has granted Participant, and Participant hereby accepts, [Number] Shares of Restricted Stock, having a Fair Market Value per Share of [FMV] on the Grant Date. The Restricted Stock is subject to the terms and conditions stated in this Agreement and in the Plan.

2.         Period of Restriction. Subject to Participant’s continuing to provide services to the Company, the substantial risk of forfeiture and certain restrictions set forth in this Agreement with respect to the Restricted Stock shall lapse with respect to all the Shares on the first anniversary of the Grant Date (the “Period of Restriction”). Participant acknowledges that prior to the expiration of the Period of Restriction, the Restricted Stock may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of (whether voluntarily or involuntarily or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy)).

3.         Ownership. Participant agrees that Participant’s ownership of the Restricted Stock will be evidenced solely by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated stock transfer agent in Participant’s name. Subject to the requirements of Section 8 hereof, upon the expiration of the Period of Restriction, the Company shall transfer the vested shares to Participant.

4.	Termination.

(a)       Death or Disability. If the termination of Participant’s director relationship with the Company is as a result of Participant’s death or Disability (within the meaning of Section 22(e)(3) of the Code), then the Period of Restriction shall immediately lapse, causing any restrictions which would otherwise remain on the Restricted Stock to immediately lapse.

(b)       Involuntary Termination. If the termination of Participant’s director relationship with the Company is as a result of Participant’s Involuntary Termination (for purposes of this Agreement, defined as Participant’s not being voted to a new term by the shareholders or voted off the Board by fellow directors other than for Cause, as that term is generally recognized under applicable law and the prior practices and policies of the Company), then the restrictions set forth in this Agreement with respect to the restricted Stock shall lapse as to one twelfth (1/12th) of the Shares of Restricted Stock for each full month of service rendered by Participant from the Grant Date through the date of such termination. Any Restricted Stock the restrictions on which do not lapse as a result of such pro-ration shall be immediately forfeited.

(c)       Other Terminations. If Participant’s termination is for any reason other than death, Disability or Involuntary Termination, then all Restricted Stock for which the Period of Restriction had not lapsed prior to the date of such Termination shall be immediately forfeited.

5.         Rights as a Shareholder. Participant shall have all rights of a shareholder (including, without limitation, dividend and voting rights) with respect to the Restricted Stock, for record dates occurring on or after the Grant Date and prior to the date any such Shares of Restricted Stock are forfeited in accordance with this Agreement, except that any dividends or distributions paid in Shares or other securities (including, without limitation, any change in the shares of Restricted Stock pursuant to Section 4.4 of the Plan) with respect to the Restricted Stock shall, during the Period of Restriction, be deposited with the Company or any holder appointed pursuant to Section 3 hereof, together with a stock power endorsed in blank or other appropriate instrument of transfer, or credited to Participant’s book-entry account established under Section 3 hereof, as applicable, and shall be subject to the same restrictions (including, without limitation, the Period of Restriction) as such Restricted Stock and otherwise considered to be such Restricted Stock for all purposes hereunder.

6.         No Right to Continue as Director. Participant acknowledges and agrees that any right to have restrictions on the Restricted Stock lapse is earned only by continuing in the service of the Company, or satisfaction of any other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of becoming a director, being granted the Restricted Stock or acquiring Shares hereunder.

7.         The Plan. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such requirements as may from time to time be adopted by the Committee. In the event of any conflict between the provisions of the

Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. A copy of the Plan is available to Participant at the Company’s principal executive offices upon request and without charge.

8.	Compliance with Laws and Regulations.

(a)       The Restricted Stock and the obligation of the Company to sell and deliver Shares hereunder shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable. Moreover, the Company shall not deliver any certificates for Shares to Participant or any other person pursuant to this Agreement if doing so would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for Shares to Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

(b)       The Shares received upon the expiration of the applicable portion of the Period of Restriction shall have been registered under the Securities Act of 1933, as amended (“Securities Act”). If Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), Participant may not sell the Shares received except in compliance with Rule 144. Certificates representing Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with Federal and state securities laws.

(c)        If, at any time, the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, Participant may be required to execute, prior to the delivery of any Shares to Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which Participant represents and warrants that Participant is purchasing or acquiring the shares acquired under this Agreement for Participant’s own account, for investment only and not with a view to the sale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.

9.         Notices. All notices by Participant or Participant’s assignees shall be addressed to The Pantry, Inc., 1801 Douglas Drive, Sanford, North Carolina 27330, Facsimile: (919) 774-3329, Attention: Human Resources, or such other address as the Company may from time to time specify. All notices to Participant shall be addressed to Participant at Participant’s address in the Company’s records.

10.       Governing Law. This Agreement shall be construed under and governed by the laws of the State of Delaware without regard to the conflict of law provisions thereof.

11.       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall be deemed one Agreement.

IN WITNESS WHEREOF, the Company and Participant have executed this Agreement as of the date first above written.

THE COMPANY:

THE PANTRY, INC.

By:_____________________________

Peter J. Sodini
Chairman and Chief Executive Officer

PARTICIPANT:

__________________________________

[Director]

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